Exhibit 99.1

Wave Receives $5.7 Million in Software License and Maintenance Orders for a Global Automaker

Initial $1.9 Million in Orders Delivered in December 2009

Lee, MA, January 5, 2010 — Wave Systems Corp. (NASDAQ:WAVX) today announced that it has received a series of significant license and maintenance orders for its EMBASSY® Remote Administration Server (ERAS) software for a U.S.-based automotive company for managing its worldwide employees’ laptop computers equipped with hardware-based, self-encrypting drives for the protection of sensitive customer, financial, competitive and other confidential data.

The orders were received by Wave through an OEM partner in late December and total approximately $5.7 million. On average, the orders account for tens of thousands of new licenses per year for each of the next three years, along with maintenance orders for each of the next five years.  The orders include approximately $1.9 million for software licenses (and annual maintenance) delivered and invoiced at the end of 2009; approximately $2.25 million for additional software licenses (and annual maintenance) to be delivered and invoiced at the end of 2010; approximately $1.07 million for additional software licenses (and annual maintenance) to be delivered and invoiced at the end of 2011 and for annual maintenance to be invoiced at the end of 2012 and 2013, respectively.  Consistent with Wave’s revenue recognition policies for licenses and maintenance, the orders are expected to be recognized as revenue over a 365-day period from the date of invoice.  Non-invoiced orders are cancellable on 30 days notice to Wave.

Steven Sprague, President and CEO of Wave Systems, commented, “These orders—which are by far our largest to date for ERAS software—acknowledge the importance and value of securing mission-critical corporate data using hardware encryption.”

Wave’s EMBASSY Trusted Drive Manager client software, which works in conjunction with ERAS, comes bundled with each self-encrypting drive available through certain PC OEMs.

In addition to self-encrypting drives, ERAS can also manage Trusted Platform Modules (TPMs), widely deployed security chips that can securely authenticate users and devices.  In 2009 the TPM was recognized as an international standard by the International Organization for Standardization (ISO) and the International Electrotechnical Commission (IEC).*

About Wave Systems Corp.

Wave provides software to help solve critical enterprise PC security challenges such as strong authentication, data protection, network access control and the management of these enterprise functions.  Wave is a pioneer in hardware-based PC security and a founding member of the Trusted Computing Group (TCG), a consortium of more than 100 companies that forged open standards for hardware security.  Wave’s EMBASSY® line of client- and server-side software leverages and manages the security functions of the TCG’s industry standard hardware security chip, the Trusted Platform Module (TPM) and supports the TCG’s “Opal” self-encrypting drive standard.  Self-encrypting drives are a growing segment of the data protection market, offering increased security and better performance than many existing software-based encryption solutions.  TPMs are included on an estimated 300 million PCs and are standard equipment on many enterprise-class PCs shipping today.  Using TPMs and Wave software, enterprises can substantially and cost-effectively strengthen their current security solutions.  For more information about Wave and its solutions, visit http://www.wave.com.

Safe Harbor for Forward-Looking Statements

This press release may contain forward-looking information within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934, as amended (the Exchange Act), including all statements that are not statements of historical fact regarding the intent, belief or current expectations of the company, its directors or its officers with respect to, among other things: (i) the company’s financing plans; (ii) trends affecting the company’s financial condition or results of operations; (iii) the company’s growth strategy and operating strategy; and (iv) the declaration and payment of dividends.  The words “may,” “would,” “will,” “expect,” “estimate,” “anticipate,” “believe,” “intend” and similar expressions and variations thereof are intended to identify forward-looking statements.  Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond the company’s ability to control, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors.  Wave assumes no duty to and does not undertake to update forward-looking statements.

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*http://www.trustedcomputinggroup.org/media_room/news/69

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For more information please contact:

Company:

Gerard T. Feeney, CFO

Wave Systems Corp.

413-243-1600

info@wavesys.com